ASSET ALLOCATION

Name of the Underwriters

Morgan Stanley, Goldman Sachs
& Co., Salomon Smith Barney

Name of Issuer

Waddell & Reed

Title of Security

Waddell & Reed

Date of Prospectus

3/4/98

Amount of Total Offering

21,700,000 Shares

Unit Price

$23.00

Underwriting Discount

5.50%

Rating

Not Applicable

Maturity Date

Not Applicable

Current Yield

Not Applicable

Yield to Maturity

Not Applicable

Subordination Features

Not Applicable





Nature of Political Entity, if any,
including in the case of revenue
bonds, underlying entity supplying
the revenue

Not Applicable

Total Par Value of Bonds Purchased

Not Applicable

Dollar Amount of Purchases

439,300.00

Number of Shares Purchased

19,100 Shares

Years of Continuous Operation

The company has been in continuous
operation for more than 3 years

% of offering Purchased by Fund

0.00088%

% of offering Purchased by
Associated Funds

0.00000

% of Funds Total Assets Applied to Purchase

0.10813%

Name(s) of Underwriter(s) or Dealer(s) from Whom Purchased

Morgan Stanley, Dean Witter

Is Goldman, Sachs & Co. a Manager or
Co-Manager of Offering?

Yes


Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs
& Co. ?

No

Have the following conditions been satisfied?

a) The securities were part of an issue registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering?

      Yes

b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day of preceding the day on which the rights offering terminated?

     Yes

c)  The underwriting was a firm commitment
     underwriting?

     Yes


COMPARABLE SECURITIES

Name of Underwriters

Donaldson, Lufkin &
Jenrette, A.G. Edwards & Sons

Name of Issuer

Conning Corporation


Title of Security

Conning Corporation

Date of Prospectus

12/15/97

Amount of Total Offering

2,500,000

Unit Price

$13.50

Underwriting Discount

7.00%

Rating

Not Applicable

Maturity Date

Not Applicable

Current Yield

Not Applicable

Yield to Maturity

Not Applicable

Subordination Features

Not Applicable

Name of Underwriters

Weat First Butcher
Singer

Name of Issuer

The Dessauer Global




Title of Security

The Dessauer Global

Date of Prospectus

5/30/97

Amount of Total Offering

5,250,000

Unit Price

$12.50

Underwriting Discount

5.00%

Rating

Not Applicable

Maturity Date

Not Applicable

Current Yield

Not Applicable

Yield to Maturity

Not Applicable

Subordination Features

Not Applicable


Name of Underwriters

Credit Suisse Fir Boston,
Raymond & Associates Inc.

Name of Issuer

Ameritrade Hold

Title of Security

Ameritrade Hold

Date of Prospectus

3/3/97

Amount of Total Offering

2,350,000

Unit Price

15.00

Underwriting Discount

12.33

Rating

Not Applicable

Maturity Date

Not Applicable

Current Yield

Not Applicable

Yield to Maturity

Not Applicable

Subordination Features

Not Applicable